EXHIBIT 99.1

FROM:	Pamrapo Bancorp, Inc.
611 Avenue C
Bayonne, NJ 07002

FOR IMMEDIATE RELEASE

PAMRAPO BANCORP REPORTS THIRD QUARTER RESULTS

BAYONNE, N.J., October 27, 2004 — Pamrapo Bancorp, Inc. (Nasdaq:PBCI) today reported net income for the third quarter ended September 30, 2004.

Net income for the third quarter of 2004 amounted to $2.092 million, or 42 cents per share, as compared with $1.852 million, or 37 cents per share in the third quarter of 2003. The basic weighted average number of shares outstanding during the 2004 and 2003 periods was 4.975 million.

Net income for the nine months ended September 30, 2004 amounted to $6.004 million, or $1.21 per share, as compared with $5.563 million, or $1.09 per share for the same period a year ago. The basic weighted average number of shares outstanding during the 2004 and 2003 periods was 4.975 million and 5.083 million, respectively.

Pamrapo’s book value per share at September 30, 2004 was $10.89.

Pamrapo Bancorp is a holding company whose principal subsidiary, Pamrapo Savings Bank, S.L.A., operates nine branch offices in Bayonne, Fort Lee, Hoboken and Monroe, New Jersey.

CONTACT

Robert A. Hughes, CPA, Vice President

201-339-4600

PAMRAPO BANCORP, INC.

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(In thousands)

(Unaudited)

	September 30 2004	December 31, 2003
ASSETS

Cash and amounts due from depository institutions	$8,895	$10,126
Securities available for sale	3,681	3,922
Investment securities held to maturity	9,335	9,422
Mortgage-backed securities held to maturity	211,727	218,418
Loans receivable	395,242	378,641
Premises and equipment	3,961	4,093
Investment in real estate	124	130
Federal Home Loan Bank of New York stock, at cost	5,152	4,744
Interest receivable	2,979	2,838
Other assets	4,801	4,561

Total assets	$645,897	$636,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$488,714	$492,161
Advances from Federal Home Loan Bank of N.Y.	95,000	87,000
Other borrowed money	93	118
Advance payments by borrowers for taxes, insurance	3,322	3,496
Other liabilities	4,587	2,797

Total liabilities	$591,716	$585,572

Stockholders’ equity:
Common stock; par value $.01; authorized: 25,000,000 shares; 6,900,000 shares issued, 4,974,913/ 4,974,313 shares outstanding.	69	69
Paid-in capital in excess of par value .	19,002	18,957
Retained earnings - substantially restricted	57,492	54,622
Accumulated other comprehensive income - net	249	243
Treasury stock at cost: 1,925,087 / 1,925,687 shares	(22,631)	(22,568)

Total stockholders’ equity	$54,181	$51,323

Total liabilities and stockholders’ equity	$645,897	$636,895

PAMRAPO BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Quarter ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Interest income:
Loans	$6,287	$6,218	$18,535	$19,808
Mortgage-backed securities	2,618	2,500	7,624	7,005
Investments and other interest-earning assets	256	297	759	858

Total interest income	9,161	9,015	26,918	27,671

Interest expense:
Deposits	2,029	2,385	6,058	7,594
Advances and other borrowed money	848	965	2,429	2,932

Total interest expense	2,877	3,350	8,487	10,526

Net interest income	6,284	5,665	18,431	17,145
Provision for loan losses	10	20	30	80

Net interest income after provision for loan losses	6,274	5,645	18,401	17,065

Non-interest income:
Fees and service charges	318	381	971	1,107
Miscellaneous	239	330	851	843

Total non-interest income	557	711	1,822	1,950

Non-interest expenses:
Salaries and employee benefits	1,865	1,719	5,718	5,156
Net occupancy expense of premises	246	266	740	795
Equipment	319	343	938	1,013
Advertising	27	38	122	119
Miscellaneous	874	889	2,669	2,597

Total non-interest expenses	3,331	3,255	10,187	9,680

Income before income taxes	3,500	3,101	10,036	9,335
Income taxes	1,408	1,249	4,032	3,772

Net income	$2,092	$1,852	$6,004	$5,563

Basic earnings per common share	$.42	$.37	$1.21	$1.09

Diluted earnings per common share	$.42	$.37	$1.20	$1.09

Dividends per common share	$.21	$.20	$.63	$.60

Weighted average number of common shares and common stock equivalents outstanding:
Basic	4,975	4,975	4,975	5,083

Diluted	4,989	4,978	4,996	5,084